Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 26, 2007, accompanying the consolidated financial statements and schedules (which report expressed an unqualified opinion and contains an explanatory paragraph related to the adoption of SFAS No. 123R, Share-Based Payment, effective January 1, 2006), and our report dated February 26, 2007 on management’s assessment of the effectiveness of internal control over financial reporting, included in the Annual Report of Federal Realty Investment Trust on Form 10-K for the year ended December 31, 2006. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Federal Realty Investment Trust, pertaining to the Federal Realty Investment Trust 2007 Employee Share Purchase Plan, on Form S-8 to be filed on November 1, 2007 for the registration of 100,000 shares of its Common Shares of Beneficial Interest, $0.01 par value.

/s/ Grant Thornton LLP

McLean, Virginia

October 31, 2007